                                                                 EXECUTION COPY



================================================================================



                                 LEASE AGREEMENT


                                     Between


                           COUNTY OF DODGE, NEBRASKA,
                                     Lessor,


                                       and


                              THE OILGEAR COMPANY,
                                     Lessee


                          ---------------------------

                           Dated as of October 1, 1997

                          ---------------------------

                                   $4,000,000
                            County of Dodge, Nebraska
     Variable Rate Demand Industrial Development Revenue Bonds, Series 1997
                          (The Oilgear Company Project)


================================================================================

Certain rights of Lessor under this Agreement have been assigned to, and are subject to a security interest in favor of, Norwest Bank Wisconsin, National Association, as Trustee under a Trust Indenture, dated as of the date first above written, as amended or supplemented from time to time. Information concerning such security interest may be obtained from the Trustee at 100 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

                                TABLE OF CONTENTS

                                      Page

                                    ARTICLE I

                         DEFINITIONS AND USE OF PHRASES

Section 1.1.   Definitions..............................................................  2
Section 1.2.   Use of Phrases; Rules of Construction....................................  4

                                          ARTICLE II

                 DEMISING CLAUSES; LEASE TERM; RENTAL PROVISIONS

Section 2.1.   Demise of the Leased Premises............................................  4
Section 2.2.   Title to Leased Premises.................................................  4
Section 2.3.   Quiet Enjoyment..........................................................  5
Section 2.4.   Issuance of Bonds To Finance the Project.................................  5
Section 2.5.   Effective Date of Agreement; Duration of Lease Term......................  5
Section 2.6.   Delivery and Acceptance of Possession....................................  5
Section 2.7.   Rental Payments..........................................................  5
Section 2.8.   Direct, Unsecured Obligation.............................................  6
Section 2.9.   Pledge and Assignment to Trustee.........................................  6

                                        ARTICLE III

            ACQUISITION, CONSTRUCTION AND INSTALLATION OF THE PROJECT

Section 3.1.   Agreement To Complete the Project; Title to Project......................  6
Section 3.2.   Manner of Procuring Disbursements from the Cost of Issuance Fund.........  7
Section 3.3.   Manner of Procuring Disbursements from the Construction Fund.............  7
Section 3.4.   Amendments to Project Plans and Specifications...........................  8
Section 3.5.   Establishment of Project Completion Date.................................  8
Section 3.6.   Closing of Construction Fund.............................................  8
Section 3.7.   Maintenance and Improvement of Project...................................  8
Section 3.8.   Enforcement of Contracts.................................................  9
Section 3.9.   Ownership of Tax Benefits................................................  9


                                                ARTICLE IV

                                CONVERSION OF INTEREST RATES, REMARKETING AGENT
                                         AND CREDIT FACILITIES



Section 4.1.   Conversion of Interest Rate...................................................  9
Section 4.2.   Concerning Remarketing Agent..................................................  9
Section 4.3.   Concerning Substitute Credit Facilities.......................................  9
Section 4.4.   References to Credit Facility Provider After Expiration or Default of
               Credit Facility...............................................................  9

                                                ARTICLE V

                                       PREPAYMENT OF LEASE RENTALS

Section 5.1.   Optional Prepayment Upon Occurrence of
               Certain Extraordinary Events.................................................. 10
Section 5.2.   Mandatory Prepayment of Rental Payments
               Upon Determination of Taxability.............................................. 11
Section 5.3.   Optional Prepayment of Rental Payments........................................ 11
Section 5.4.   Deposit of Prepayments in Redemption Fund..................................... 12
Section 5.5.   Corresponding Redemption of Bonds............................................. 12
Section 5.6.   Purchase and Cancellation of Bonds............................................ 12


                                                ARTICLE VI

                                       REPRESENTATIONS OF COMPANY

Section 6.1.   Corporate Existence and Authorization......................................... 12
Section 6.2.   Accuracy of Project Description and Project Budget............................ 12
Section 6.3.   Absence of Conflicting Agreements............................................. 13
Section 6.4.   Taxes......................................................................... 13
Section 6.5.   Regulatory Approvals.......................................................... 13
Section 6.6.   Absence of Litigation......................................................... 13
Section 6.7.   Date and Survival of Representations; Exceptions.............................. 13

                                                ARTICLE VII

                                           COVENANTS OF COMPANY

Section 7.1.   Payment of Rental Payments.................................................... 13
Section 7.2.   Unconditional Obligation to Provide Issuer with Sufficient Revenues........... 14
Section 7.3.   Indemnification of Issuer..................................................... 14
Section 7.4.   Taxes, Licenses, Utilities and Governmental Charges........................... 16


Section 7.5.   Insurance.................................................................... 16
Section 7.6.   Tax Status of Bonds.......................................................... 16
Section 7.7.   Sale or Transfer of Project.................................................. 18
Section 7.8.   Maintenance of Corporate Existence........................................... 19
Section 7.9.   Transfers of Assets.......................................................... 19
Section 7.10.  No Warranty of Condition or Suitability by Issuer............................ 19
Section 7.11.  Inspection of the Leased Premises............................................ 20
Section 7.12.  Granting of Easements........................................................ 20
Section 7.13.  Company To Hold Issuer and Trustee Harmless.................................. 20
Section 7.14.  Mortgage or Security Interest in Leased Premises............................. 21

                                           ARTICLE VIII

                                    DAMAGE; EMINENT DOMAIN

Section 8.1.   Damage........................................................................ 21
Section 8.2.   Eminent Domain................................................................ 21

                                       ARTICLE IX

                      ASSIGNMENT, SUBLEASING, PLEDGING AND SELLING;
                        REDEMPTION; RENT PREPAYMENT AND ABATEMENT

Section 9.1.   Assignment.................................................................... 22
Section 9.2.   Redemption of Bonds........................................................... 22
Section 9.3.   Prepayment of Rents........................................................... 22
Section 9.4.   Reference to Bonds Ineffective After Bonds Paid............................... 22

                                        ARTICLE X

                               RELEASE OF LEASED PREMISES

Section 10.1. Option To Acquire Legal Title Upon Full Payment of the Bonds.................. 22
Section 10.2. Partial Releases.............................................................. 23

                                       ARTICLE XI

                               THE TRUSTEE AND TRUST FUNDS

Section 11.1. Payment of Trustee's Fees..................................................... 23
Section 11.2. Duty To Provide Data.......................................................... 24
Section 11.3. Investment of Trust Funds; Arbitrage.......................................... 24
Section 11.4. Bond Fund and Redemption Fund................................................. 25




Section 11.5.  Surplus Construction Fund..................................................... 25
Section 11.6.  Excess Trust Fund Moneys...................................................... 25

                                   ARTICLE XII

                               DEFAULT PROVISIONS

Section 12.1.  Defaults; Events of Default................................................... 25
Section 12.2.  Acceleration.................................................................. 26
Section 12.3.  Remedies...................................................................... 26
Section 12.4.  Disposition of Amounts Collected.............................................. 26
Section 12.5.  Payment of Costs and Expenses................................................. 26
Section 12.6.  Limitation on Waivers......................................................... 26
Section 12.7.  Performance by Third Parties.................................................. 27
Section 12.8.  Performance for Issuer Under Indenture........................................ 27

                                       ARTICLE XIII

                                       MISCELLANEOUS

Section 13.1.  Amendments.................................................................... 27
Section 13.2.  Successors.................................................................... 27
Section 13.3.  Governing Law................................................................. 27
Section 13.4.  Captions...................................................................... 27
Section 13.5.  Counterparts.................................................................. 28
Section 13.6.  Notices....................................................................... 28
Section 13.7.  Severability.................................................................. 28
Section 13.8.  Limited Liability of Issuer................................................... 28

EXHIBIT A-Legal Description of Land
EXHIBIT B-Description of Building Improvement
EXHIBIT C-Description of Equipment
EXHIBIT D-Project Costs
EXHIBIT E-Form of Requisition


                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT dated as of October 1, 1997 by and between the COUNTY OF DODGE, NEBRASKA, a political subdivision of the State of Nebraska (the "Issuer"), as lessor, and THE OILGEAR COMPANY, a Wisconsin corporation (the "Company"), as lessee;

                              W I T N E S S E T H :

         WHEREAS, pursuant to and in accordance with the provisions of the Nebraska Industrial Development Act, Chapter 13, Article 11, Reissue Revised Statutes of Nebraska, 1943, as amended (the "Act"), the Issuer proposes to finance by the issuance of industrial revenue bonds of the Issuer a portion of the cost of acquisition and improvement of an addition to the Company's existing hydraulic pump manufacturing facilities located in Dodge County, Nebraska and the acquisition and installation of equipment for such facilities (the "Project"), which addition and equipment constitute a "project" within the meaning of the Act and which addition is being constructed and acquired within the jurisdiction of the Issuer and will be operated by The Oilgear Company, a Wisconsin corporation (the "Company"); and

         WHEREAS, it has been determined that the estimated amount necessary to finance a portion of the cost of the acquisition and improvement of the Project, including necessary expenses incidental thereto, will require the issuance, sale and delivery of County of Dodge, Nebraska Variable Rate Demand Industrial Development Revenue Bonds, Series 1997 (The Oilgear Company Project) in the principal amount of $4,000,000 (the "Bonds"); and

         WHEREAS, the Company has conveyed to Issuer a leasehold interest in the Building Improvement (as defined herein) component of the Project pursuant to the Building Improvement Lease (as defined herein) and title to the Equipment (as defined herein) component of the Project, as and when acquired, for the purpose of owning and leasing to the Company the Project as provided herein; and

         WHEREAS, the Issuer proposes to make the Project available to the Company by providing the proceeds of the Bonds to the Company to defray a portion of the costs of acquisition and improvement of the Project, and leasing the Project and related premises to the Company; and

         WHEREAS, the Company desires to borrow the proceeds of the Bonds from the Issuer and lease the Project and related premises from the Issuer upon the terms and conditions hereinafter set forth; and

         WHEREAS, the execution and delivery of this Agreement have been in all respects duly and validly authorized by resolution of the Issuer's governing body; and

         WHEREAS, the Company and the Issuer each have full right and lawful authority to enter into this Lease Agreement and to perform and observe the provisions hereof on their respective parts to be performed and observed;

         NOW, THEREFORE, in consideration of the premises and of the covenants and undertakings herein expressed, the Issuer and the Company agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND USE OF PHRASES

         Section 1.1. Definitions. As used in this Agreement and the recitals hereto, the terms and phrases defined in the Trust Indenture dated even herewith between the Issuer and Norwest Bank Wisconsin, National Association, as Trustee, shall, except as set forth below, have the same meanings herein. In addition:

         "Agreement" means this Agreement and all amendments and supplements hereto.

         "Bond Discount" means the difference between the Bond Amount and the price at which the Bonds are sold by the Issuer to the original purchaser(s) of the Bonds.

         "Building Improvement" means the building improvement and addition located on the Land and described in Exhibit B to the Agreement.

         "Building Improvement Lease" means the Building Improvement Lease dated as of October 1, 1997 by which the Company transfers a leasehold interest in the Building Improvement to the Issuer.

         "Eligible Costs of the Project" means the following categorical costs of providing the Project:

             (a) the "Bond Issuance Costs," namely the costs, fees and expenses incurred or to be incurred by the Company in connection with the issuance and sale of the Bonds which are subject to the limitation described in Section 147(g)(1) of the Internal Revenue Code, including commitment or other financing fees, the fees and disbursements of Bond Counsel, the Trustee's acceptance fee, the filing and recording fees in connection with any filings or recording necessary under the Indenture or to perfect the lien thereof, any administrative fee of the Issuer, the fees and disbursements of counsel to the Issuer, the fees and disbursements of counsel to the Company, the fees and disbursements of counsel to the underwriter, the fees and disbursements of counsel to the Credit Facility Provider, rating agency fees, the fees and disbursements of the Company's accountants, the costs of preparing or printing the Bonds and the documentation supporting the issuance of the Bonds, the costs of any title insurance policies, appraisals, environmental audits and similar costs relating to the Project or other security for the Company's obligations under the Credit Facility Reimbursement Agreement, and any other costs of a similar nature reasonably incurred;

                 (b) the "Engineering Costs," namely the architectural and engineering costs and other costs which are or were necessary for the design and planning of the Project and which were incurred after March 22, 1997 with respect to equipment expenditures and construction expenditures;

                  (c) the "Basic Project Costs," namely those costs of acquiring, constructing and installing the Project which were incurred after March 22, 1997 with respect to equipment expenditures and construction expenditures, and which were or are for the purpose of providing land or property of a character subject to the allowance for depreciation under the Internal Revenue Code; and

                  (d) the "Other Costs," namely such other costs incurred in connection with the Project or the financing thereof which, in the opinion of Bond Counsel, may be paid or reimbursed to the Company from the Construction Fund without adverse effect on the legality of the Bonds or the exclusion of interest thereon from gross income under Sections 103(a) and 144(a)(4) of the Internal Revenue Code.

         "Equipment" means the equipment described in Exhibit C to this Agreement, including, upon disbursement of moneys from the Construction Fund, such equipment for which proper disbursements are made pursuant to Section 3.3 of this Agreement.

         "Event of Default" means any of the events designated as such in
Section 12.1 of this Agreement.

         "Land" means the real estate described in Exhibit A attached hereto and by this reference made a part of this Agreement.

         "Leased Premises" means the Building Improvement and the Equipment, all located upon the Land.

         "Lease Term" means the duration of Company's right to use and occupy the Leased Premises as specified in Section 2.5 hereof.

         "Permitted Encumbrances" means, as of any particular time, (a) this Agreement and the Building Improvement Lease, (b) utility, access and other easements and rights of way, restrictions, reservations, reversions and exceptions that will not interfere with or impair the operations being conducted at the Project (or, if no operations are being conducted therein, the operations for which the Project was designed or last modified), (c) such minor defects, irregularities, encumbrances, easements, rights of way and clouds on title as normally exist with respect to properties similar in character to the Project, and as do not, in the opinion of Independent Counsel, materially impair the property affected thereby for the purpose for which it was acquired or is held by the Issuer, (d) such mortgages, encumbrances and liens authorized by the Company which do not materially impair the property affected thereby for the purpose for which it was acquired or is held by the Issuer and (e) any arrangement given by the Issuer to the Company with respect to the Leased Premises as security for the reconveyance of the Leased Premises in accordance with the provisions of Article X of this Agreement.

         Section 1.2. Use of Phrases; Rules of Construction. The following provisions shall be applied wherever appropriate herein:

         "Herein," "hereby," "hereunder," "hereof" and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used.

         The definitions set forth in Section 1.1 hereof shall be deemed applicable whether the words defined are herein used in the singular or the plural.

         Wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders.

         Unless otherwise provided, any determinations or reports hereunder which require the application of accounting concepts or principles shall be made in accordance with generally accepted accounting principles.

                                   ARTICLE II

                 DEMISING CLAUSES; LEASE TERM; RENTAL PROVISIONS

         Section 2.1. Demise of the Leased Premises. The Issuer demises and leases to the Company, and Company leases from the Issuer, the Leased Premises at the rental set forth in Section 2.7 hereof and in accordance with the provisions of this Agreement.

         Section 2.2. Title to Leased Premises. The Issuer warrants that it lawfully owns and is lawfully possessed of a leasehold interest in the Building Improvement pursuant to the terms of the Building Improvement Lease subject to Permitted Encumbrances, but the Issuer has no liability in regard thereto. The Issuer warrants that, pursuant to a bill of sale from the Company to the Issuer and on file with the Trustee, it lawfully owns and is lawfully possessed of all Equipment for which disbursements have been made from the Construction Fund pursuant to Section 3.3 hereof, but the Issuer has no liability in regard thereto.

         If the Issuer or the Company acquires the interest of the other in the Leased Premises, including pursuant to the Building Improvement Lease, there shall be no merger of the leasehold estate into (i) the fee simple estate in the Building Improvement or the Equipment or (ii) any leasehold estate superior to that of the Company.

         Section 2.3. Quiet Enjoyment. The Issuer covenants and agrees that the Company, upon paying the rent herein and upon performing and observing the covenants, conditions and agreements hereof, shall and may peaceably hold and enjoy the Leased Premises during the Lease Term without any interruption or disturbance, subject however, to the terms of this Agreement.

         Section 2.4. Issuance of Bonds To Finance the Project. Simultaneously with the delivery of this Agreement, the Issuer shall issue, sell and deliver the Bonds in the Bond Amount to provide funds to the Company pursuant to this Agreement. The Bonds shall be issued in accordance with the Indenture. The Company's approval of the terms of the Bonds and the Indenture shall be conclusively established by its execution and delivery of this Agreement. If for any reason the Bonds are not issued, sold and delivered, this Agreement shall cease, terminate and be void.

         The proceeds of the original sale of the Bonds shall be delivered to the Trustee at the direction of the Issuer. Such proceeds shall be apportioned by the Trustee and deposited in Trust Funds, as follows:

                  (a) An amount equal to the Cost of Issuance Deposit Amount shall be deposited into the Cost of Issuance Fund; and

                  (b)   The balance shall be deposited into the Construction
         Fund.

The Bond Discount shall be deemed to have been applied to the Bond Issuance Costs. The Bond Amount equals the sum of the Bond Discount plus items (a) and
(b) above.

         Section 2.5. Effective Date of Agreement; Duration of Lease Term. This Agreement shall become effective upon its delivery, and the leasehold estate created herein shall then begin, and, subject to the provisions of this Agreement (including particularly Articles V and X hereof), shall continue until such date as payment has been made in full of the Bonds or provision for such payment has been made as provided in the Indenture.

         Section 2.6. Delivery and Acceptance of Possession. The Issuer agrees that the Company shall have possession of the Leased Premises (subject to the right of Trustee to enter thereon for inspection purposes and to the other provisions of Section 7.11 hereof) whenever such possession is desired by the Company.

         Section 2.7. Rental Payments. (a) On or prior to each Interest Payment Date and any other date under the Indenture on which the principal of, premium, if any, and interest on the Bonds is payable, the Company shall pay as basic rent for the Leased Premises a sum equal to the amount due and payable on such dates (the "Rental Payments") to the Trustee or any Alternate Paying Agent as provided in the Indenture. The Company, on any date on which all the Bonds shall be declared to be and shall become due and payable prior to their stated maturity pursuant to the provisions of the Indenture, shall also pay directly to Trustee as Rental Payments the aggregate amount of principal and interest so becoming due and payable on all the Bonds. If at any payment date, Interest Payment Date or redemption date, the balance in the Bond Fund is insufficient to make required payments of principal, premium, if any, and interest on such date, the Company shall forthwith pay as Rental Payments any such deficiency.

          Interest on the Bonds is payable (i) on and prior to the Conversion Date, on the first Business Day of each January, April, July and October, commencing January, 1998, (ii) thereafter, on January 1, April 1, July 1 and October 1 of each year, commencing the first such date which is at least 30 days after the Conversion Date, and (iii) on each other Interest Payment Date for the Bonds as provided in the Indenture. The Rental Payments shall be made by the Company (or by the Credit Facility Provider pursuant to the Credit Facility) directly to the Trustee then acting under the Indenture. The Trustee shall deposit all Rental Payments into the Bond Fund or the Redemption Fund as provided in the Indenture.

          The Company's obligations to pay Rental Payments shall be discharged to the extent that the corresponding payments of principal of, premium, if any, and interest on the Bonds are made from the Bond Fund in accordance with the provisions of the Indenture.

          Section 2.8. DIRECT, UNSECURED OBLIGATION. The obligations of the Company to pay Rental Payments under this Agreement are direct, unsecured obligations of the Company.

         Section 2.9. PLEDGE AND ASSIGNMENT TO TRUSTEE. Simultaneously with the delivery of this Agreement, the Issuer shall pledge and assign to the Trustee under the Indenture all of the Issuer's right, title and interest in and to this Agreement and all of the Issuer's rights to receive payments hereunder; provided, however, that the Issuer reserves the right to enforce the Unassigned Rights in its own name and for its own account. The Company hereby consents to such pledge and assignment and agrees that the Trustee may enforce any and all rights, privileges and remedies of the Issuer (other than the Unassigned Rights) under or with respect to this Agreement.

                                   ARTICLE III

            ACQUISITION, CONSTRUCTION AND INSTALLATION OF THE PROJECT

         Section 3.1. AGREEMENT TO COMPLETE THE PROJECT; TITLE TO PROJECT. (a) The Company, as agent for Issuer, agrees to complete, or cause to be completed, the construction, acquisition and installation of the Project with all reasonable dispatch in accordance with the Project Plans and Specifications. If the moneys in the Construction Fund shall be insufficient to pay the costs of completing the Project, the Company shall nevertheless complete the same and shall be responsible for causing the costs thereof to be paid. The Company shall procure any and all building permits, use and occupancy permits, and other permits, licenses and authorizations necessary for the construction, completion, occupancy and use of the Project.

         (b) Title to all machinery, equipment and personal property of every nature paid for out of the Construction Fund (either by direct payment or by virtue of reimbursement to the Company) shall be transferred to the Issuer.

         Section 3.2. Manner of Procuring Disbursements from the Cost of Issuance Fund. Bond Issuance Costs, to the extent financed by the Bonds, may be disbursed only from the Cost of Issuance Fund and only in an aggregate amount not exceeding the Cost of Issuance Deposit Amount. Upon requisition as hereinafter provided, the moneys in the Cost of Issuance Fund shall be disbursed to or at the order of the Company to pay (or reimburse the Company for) the Bond Issuance Costs described in the definition of Eligible Costs of the Project herein.

         Disbursements from the Cost of Issuance Fund shall be made by the Trustee only upon receipt of (a) an appropriately completed Company's Requisition substantially in the form attached hereto as Exhibit E, executed on behalf of the Company by a Company's Representative, accompanied by the supporting information and documentation specified therein and (b) the written approval of the Credit Facility Provider.

         Disbursements from the Cost of Issuance Fund shall be subject to such further terms and conditions as are contained in the Credit Facility Reimbursement Agreement.

         If the moneys in the Cost of Issuance Fund shall be insufficient to pay all of the Bond Issuance Costs, the Company shall be responsible for paying the difference from funds other than Bond proceeds. If there shall be any balance in the Cost of Issuance Fund remaining after the earlier of the date which is 90 days after the date of issuance of the Bonds or the date the Trustee receives a certification by the Company's Representative that all Bond Issuance Costs have been paid, such remaining balance shall be transferred to the Construction Fund, or if the Construction Fund has been closed pursuant to Section 3.6 hereof, to the Surplus Construction Fund.

         Section 3.3. Manner of Procuring Disbursements from the Construction Fund. Upon requisition as hereinafter provided, moneys in the Construction Fund shall be disbursed to or at the order of the Company to pay (or reimburse the Company for) the Engineering Costs, the Basic Project Costs and the Other Costs of the Project described in the definition of Eligible Costs of the Project herein.

         Disbursements from the Construction Fund shall be made by the Trustee only upon receipt of (a) an appropriately completed Company's Requisition substantially in the form attached hereto as Exhibit E, executed on behalf of the Company by a Company's Representative, accompanied with the proper information and documentation specified therein, and (b) the written approval of the Credit Facility Provider. For each disbursement with respect to Equipment, the Company shall provide to the Trustee a bill of sale transferring title to such equipment to the Issuer. The Company agrees that the Trustee may condition any disbursement from the Construction Fund upon its receipt of such additional information and documentation as it may reasonably require to evidence the truth and accuracy of the statements and representations contained in the Company's Requisition. The Trustee shall have the right to withhold disbursements from the Construction Fund if the Company's Requisition is incomplete or inaccurate in any material respect.

         Disbursements from the Construction Fund shall be subject to such further terms and conditions as are contained in the Credit Facility Reimbursement Agreement.

         Section 3.4. Amendments to Project Plans and Specifications. Subject to the conditions set forth in this Section 3.4, the Company shall have the right to amend its Project Plans and Specifications and to issue change orders to contractors from time to time as the Company shall deem necessary or desirable.

         The Company agrees that it will make no amendment or change to the Project Plans and Specifications which would adversely affect the legality of the Bonds or the exclusion of interest thereon from gross income under
Section 103(a) of the Internal Revenue Code.

         Section 3.5. Establishment of Project Completion Date. The Company shall evidence the completion of the Project by filing the following items with the Issuer, the Credit Facility Provider and the Trustee: a Company's Certificate certifying, without prejudice to any rights against third parties
(i) that the Project has been constructed, acquired and installed in accordance with Project Plans and Specifications, (ii) the date of Project completion and, if applicable, the respective dates of completion of each of the component phases of the Project, and (iii) that all labor, services, materials and supplies used to construct, acquire and install the Project have been paid in full, except for such portion thereof (which shall be identified in detail) which the Company is disputing in good faith and by appropriate proceeding. Upon such filing, the date specified in the Company Certificate, as described in clause (ii) above, shall be the "Completion Date" for purposes of this Agreement.

         Section 3.6. Closing of Construction Fund. Upon being furnished the items described in Section 3.5 hereof, the Trustee shall close the Construction Fund and transfer the remaining balance therein, if any, to the Surplus Construction Fund. If the Company has not filed such items by ninety days prior to the third annual anniversary of the Dated Date, the Company shall file with the Trustee a Company's Certificate stating in detail the reasons therefor, certifying the amounts, if any, which are then due and owing to contractors, materialmen or other suppliers for the Project and containing detailed estimates of the costs necessary to complete the Project in accordance with the Project Plans and Specifications.

         Section 3.7. Maintenance and Improvement of Project. Upon completion of the Project and thereafter for so long as any Bonds shall be Outstanding, the Company agrees to keep and maintain the Project in good condition, repair and working order, except for ordinary wear and tear and obsolescence. Subject to
Section 3.4 hereof the Company may remodel, modify or otherwise improve the Project from time to time as the Company in its discretion determine to be in its best interests.

         Section 3.8. Enforcement of Contracts. (a) The Issuer covenants that it will take any action and institute any proceedings requested by the Company to cause and require all contractors and material or equipment suppliers to complete their contracts diligently in accordance with the terms of said contracts, including, without limitation, the correcting of any defective work or products. The Issuer agrees that the Company may, from time to time, in its own name, or in the name of the Issuer, take such action as may be necessary or advisable, as determined by the Company, to insure the construction or acquisition of the Project in accordance with the Project Plans and Specifications and any applicable contract pertaining thereto, to insure the peaceable and quiet enjoyment of the Project for the term of this Agreement.

         Section 3.9. Ownership of Tax Benefits. It is the intention of the parties that any tax benefits resulting from ownership of the Leased Premises and any tax credit or comparable credit which may ever be available shall accrue to the benefit of the Company , and the Company may, and the Issuer upon advice of counsel may, make any election and take other action in accordance with the Internal Revenue Code and the regulations promulgated thereunder as may be necessary to entitle the Company to have such benefit and credit.

                                   ARTICLE IV

                 CONVERSION OF INTEREST RATES, REMARKETING AGENT
                              AND CREDIT FACILITIES

         Section 4.1. Conversion of Interest Rate. The Company shall have the right to convert the interest rate on the Bonds from the Variable Rate to the Fixed Rates by delivering a Conversion Notice to the Trustee and causing the other conditions set forth in Section 402(b) of the Indenture to be satisfied. In the event that any Proposed Conversion Date established by the delivery of a Conversion Notice does not become the Conversion Date, the Company shall have the right to establish another Proposed Conversion Date in the same manner.

         Section 4.2. Concerning Remarketing Agent. The Company shall at all times cause a Remarketing Agent meeting the requirements of Section 413 of the Indenture to perform the functions required of the Remarketing Agent hereunder and under the Indenture. The Company shall be responsible for the payment of the fees and expenses of the Remarketing Agent. Any successor Remarketing Agent shall be appointed by the Issuer at the direction of the Company.

         Section 4.3. Concerning Substitute Credit Facilities. The Company may furnish Substitute Credit Facilities from time to time in accordance with
Section 1202 of the Indenture.

         Section 4.4. References to Credit Facility Provider After Expiration or Default of Credit Facility. The particular provisions of this Agreement which require the approval, consent or direction of, or notice to, the Credit Facility Provider apply only while a Credit Facility is outstanding and if the Credit Facility Provider is not in default in any payment required to be made on the Credit Facility.

                                    ARTICLE V

                           PREPAYMENT OF LEASE RENTALS

         Section 5.1. Optional Prepayment Upon Occurrence of Certain Extraordinary Events. At the option of the Company the Rental Payments may be prepaid in whole (but not in part) if any of the following shall occur:

                  (a) The Project shall have been damaged or destroyed to such extent that, in the opinion of the Company expressed in a Company's Certificate filed with the Issuer, the Trustee and the Credit Facility Provider following such damage or destruction, (i) the completion of the Project will be delayed for at least six months,
         (ii) it is not practicable or desirable to rebuild, repair or restore the Project within a period of six consecutive months following such damage or destruction, or (iii) the Company is or will be thereby prevented from carrying on its normal operations at the Project for a period of at least six consecutive months;

                  (b) Title to or the temporary use of all or substantially all the Project shall have been taken under the exercise of the power of eminent domain by any governmental authority to such extent that, in the opinion of the Company expressed in a Company's Certificate filed with the Issuer, the Trustee and the Credit Facility Provider, (i) the completion of the Project will be delayed for at least six months, or
         (ii) the Company is or will be thereby prevented from carrying on its normal operations at the Project for a period of at least six consecutive months;

                  (c) Any court or administrative body of competent jurisdiction shall enter a judgment, order or decree requiring the Company to cease all or any substantial part of its operations at the Project to such extent that, in the opinion of the Company expressed in a Company's Certificate filed with the Issuer, the Trustee and the Credit Facility Provider, the Company is or will be thereby prevented from carrying on its normal operations at the Project for a period of at least six consecutive months; or

                  (d) As a result of any changes in the Constitution of Nebraska or the Constitution of the United States of America or of legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal), this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed in this Agreement, or unreasonable burdens or excessive liabilities shall have been imposed on the Issuer or the Company as a consequence of the Bonds being Outstanding, including without limitation federal, state or other ad valorem, property, income or other taxes not being imposed on the date of this Agreement.

To exercise such option the Company shall give notice to the Issuer and the Trustee within one hundred eighty days following the occurrence of the event which is said to give rise to the right to exercise such option. The notice shall refer to this Section 5.1, shall describe and give the date of the subject event, shall have attached to it the requisite Company's Certificate, and shall direct a redemption of all Outstanding Bonds pursuant to Section 404 of the Indenture on a specified Business Day for which the notice of redemption required by Section 302 of the Indenture can be given. As a further condition to the exercise of such option, the Company shall obtain the written consent of the Credit Facility Provider.

         Section 5.2. Mandatory Prepayment of Rental Payments Upon Determination of Taxability. (a) The Company agrees to prepay the entire outstanding principal balance of the Rental Payments if a Determination of Taxability shall occur. The Issuer and the Company authorize the Trustee to take actions necessary to call all Bonds for redemption pursuant to Section 405(a) of the Indenture on the earliest practicable Business Day (selected by the Trustee) within 60 days following the date on which a Determination of Taxability shall have occurred and to draw on the Credit Facility to prepay the Rental Payments in the amount of 103% of the principal amount of the Bonds to be so redeemed and all interest thereon accrued and to accrue to the date of redemption.

         (b) After the Conversion Date, the Company agrees to prepay the entire outstanding principal balance of the Rental Payments on the first day of the month in which the Credit Facility Expiration Date is to occur unless, at least 45 days prior to such date, the Company shall have caused to be delivered to the Trustee a Substitute Credit Facility meeting the requirements of
Section 1202 of the Indenture or an amendment to the Credit Facility extending the Credit Facility Expiration Date by and at least the lesser of one year or the period ending on the fifteenth day of the month in which the next Reset Date is to occur. The Issuer and the Company authorize the Trustee to take actions necessary to call all Bonds for redemption pursuant to Section 405(b) of the Indenture on such date and to draw on the Credit Facility to prepay the Rental Payments in the amount of 100% of the principal amount of the Bonds to be so redeemed and all interest thereon accrued and to accrue to the date of redemption.

         Section 5.3. Optional Prepayment of Rental Payments. At the option of the Company the Rental Payments may be prepaid (a) on or prior to the Conversion Date in whole or in part (in multiples of $5,000) on any Business Day and
(b) after the Conversion Date, in whole on any date or in part (in multiples of $5,000) on any regularly scheduled Interest Payment Date which is (i) on or after the third anniversary of the Conversion Date if the Conversion Date occurs at least five years, but less than seven years, prior to the Final Maturity Date and (ii) on or after the fourth anniversary of the Conversion Date if the Conversion Date occurs at least seven years, but less than 10 years, prior to the Final Maturity Date. If the Conversion Date occurs less than five years prior to the Final Maturity Date, the Rental Payments shall not thereafter be subject to prepayment pursuant to this Section 5.3.

         Such option may not be exercised if a Determination of Taxability has occurred. To exercise such option the Company shall give notice to the Issuer and the Trustee at least 45 days prior to the Business Day specified therein as the redemption date. Such notice shall refer to this Section 5.3, shall state the principal amount of the prepayment, and shall direct the redemption of a like principal amount of Bonds pursuant to Section 403 of the Indenture on a specified authorized redemption date for which the notice of redemption required by Section 302 of the Indenture can be given. If the prepayment shall be in part, it shall be in the amount of a multiple of $5,000 and shall be applied to the scheduled principal installments on the Rental Payments in the inverse order of their maturities. As further conditions to the exercise of such option, the Company shall obtain the written consent of the Credit Facility Provider and (unless the Credit Facility provides for the payment of any redemption premium required by Section 403 of the Indenture in connection with such a prepayment) shall cause the Trustee to have in hand, on the date the Trustee gives such redemption notice, Eligible Funds in an amount equal to the amount of any such premium.

         Section 5.4. Deposit of Prepayments in Redemption Fund. All prepayments by the Company of the principal component of the Rental Payments, together with the premium component of Rental Payments, if any, shall be deposited by the Trustee when received into the Redemption Fund. Any accrued interest component of the Rental Payments paid in connection with any such prepayment shall be deposited into the Bond Fund.

         Section 5.5. Corresponding Redemption of Bonds. All authorized prepayments of the Rental Payments shall be applied to a corresponding redemption of the Bonds.

         Section 5.6. Purchase and Cancellation of Bonds. The Company shall have the right to purchase any Outstanding Bond with Eligible Funds and deliver it to the Trustee for cancellation. Any such purchase and cancellation of a Bond made with Eligible Funds as to which the Trustee has received a Preference Opinion shall ipso facto reduce the unpaid principal balance of the Rental Payments on the date of such cancellation by an amount equal to the unpaid principal amount of such Bond.

                                   ARTICLE VI

                           REPRESENTATIONS OF COMPANY

         Section 6.1. Corporate Existence and Authorization. The Company represents that it is a corporation duly organized and validly existing in good standing under the laws of the State of Wisconsin identified in the first paragraph of this Agreement and represents that it has obtained all authorizations necessary on its part for the due and valid execution and delivery of this Agreement and the assumption of the obligations represented hereby and thereby.

         Section 6.2. Accuracy of Project Description and Project Budget. The Company represents that the description of the Building Improvement as set forth in Exhibit B hereto and the description of the Equipment as set forth in Exhibit C hereto are accurate in all material respects, that the budget for the Project as set forth in Exhibit D is an accurate summary of the Company's best estimates, respectively, of the total costs and the Eligible Costs of the Project, and that all property of which the Project is or will be comprised consists of land or property of a character subject to the allowance for depreciation as required by Section 144(a)(1)(A) of the Internal Revenue Code.

         Section 6.3. Absence of Conflicting Agreements. The Company represents that the execution and delivery of this Agreement, the Building Improvement Lease and the Bond Guaranty Agreement and the performance by the Company hereunder and thereunder will not conflict with or constitute a breach of or default under any organizational documents, articles of incorporation, bylaws, articles of organization, operating agreement, indenture, loan agreement or instrument or agreement to which the Company is a party or by which the Company or its properties are bound.

         Section 6.4. Taxes. The Company represents that they have no outstanding unpaid tax liabilities (other than taxes which are currently accruing from current operations and ownership of property, which are not delinquent) and that no tax deficiencies are proposed or have been assessed and are unsatisfied against the Company.

         Section 6.5. Regulatory Approvals. The Company represents that no authorization, approval, consent or license of any governmental regulatory body or authority, not already obtained, is required for the valid and lawful execution and delivery of this Agreement by the Company or the assumption of the obligations of the Company represented hereby and thereby.

         Section 6.6. Absence of Litigation. The Company represents that it is not a party to any litigation or administrative proceeding, nor so far as is known by the Company is any litigation or administrative proceeding threatened against it which in either case would, if adversely determined, cause any material adverse change in its financial condition, the conduct of its business or its ability to perform its obligations under this Agreement.

         Section 6.7. Date and Survival of Representations; Exceptions. The representations of the Company made in this Article VI are made as of the date of the issuance and delivery of the Bonds, and all such representations shall survive the execution and delivery of this Agreement and the issuance and delivery of the Bonds.

         Any exceptions to the representations made in this Article VI shall be set forth in a Company's Certificate delivered to the Trustee and original purchaser of the Bonds contemporaneously herewith, and to the extent so set forth, they shall be exceptions to the representations made in this Article VI to the same extent as if they were expressly stated herein.

                                   ARTICLE VII

                              COVENANTS OF COMPANY

         Section 7.1. Payment of Rental Payments. The Company agrees to pay as Rental Payments the principal of, premium, if any, and interest on the Bonds in the manner and amounts and the times and places specified in Section 2.7 hereof and in accordance with the Indenture.

         Section 7.2. Unconditional Obligation to Provide Issuer with Sufficient Revenues. The Company unconditionally agrees that it shall make payments to the Trustee (for the account of the Issuer) in lawful money of the United States of America and in such amounts and at such times (if not sooner required under the terms of this Agreement) as shall be necessary to enable the Trustee to make full and prompt payment when due (whether at stated maturity, upon redemption prior to stated maturity or upon acceleration of stated maturity) of the principal of, premium, if any, and interest on all Bonds issued under the Indenture. The obligations of the Company to make the payments required in this Section 7.2 shall be absolute and unconditional and shall not be subject to diminution by setoff, counterclaim, abatement or otherwise, and until such time as the principal of, premium, if any, and interest on the Bonds shall have been paid or provided for in accordance with the Indenture, the
Company: (i) will not suspend or discontinue, or permit the suspension or discontinuance of, any payments provided for in this Section 7.2; (ii) will perform and observe all its other agreements contained in this Agreement; and
(iii) will not terminate this Agreement for any cause, including, without limiting the generality of the foregoing, any defect in title to the Leased Premises, failure of the Leased Premises to comply with the Project Plans and Specifications, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Leased Premises, frustration of commercial purpose, any change in the tax or other laws or administrative rulings of or administrative actions by the United States of America or the State of Nebraska or any political subdivision of either, or any failure of the Issuer to perform and observe any agreement, whether expressed or implied, or any duty, liability or obligation arising out of or in connection with this Agreement. Nothing contained in this Section 7.2 shall be construed to release the Issuer from the performance of any of the agreements on their part herein contained; and if the Issuer shall fail to perform any such agreement on its part, the Company may institute such action against the Issuer as the Company may deem necessary to compel performance, provided that no such action shall violate the agreements on the part of the Company contained in this Section 7.2, or diminish the amounts required to be paid by the Company pursuant to
Section 7.2.

         Section 7.3. Indemnification of Issuer. Notwithstanding anything to the contrary herein contained by implication or otherwise, the obligations of the Issuer created by or arising out of this Agreement shall not be general debt obligations of the Issuer, do not constitute or give rise to charges against its general credit and shall not constitute or give rise to any personal liability of any member of the Issuer's Governing Body or the officers, agents and employees of the Issuer on the Bonds or for any act or omission related to the authorization or issuance of the Bonds.

         The Company shall and covenants and agrees to indemnify, protect, defend and save the Issuer harmless from and against any and all claims, demands, liabilities and costs, including attorneys' fees, arising from damage or injury, actual or claimed, of whatsoever kind or character, to property or persons, occurring or allegedly occurring or arising in any manner from the transactions of which this Agreement is a part of or arising in any manner in connection with the Issuer's ownership of the Leased Premises or the financing of the Project, including, without limiting the generality of the foregoing, arising from (i) the work done on the Project, or (ii) any breach or default on the part of the Company in the performance of any of its obligations under this Agreement, or (iii) any violation of contract, agreement or restriction by the Company relating to the Leased Premises or (iv) any violation by the Company of law, ordinance or regulation affecting the Leased Premises or any part thereof or the ownership or occupancy or use thereof, or (v) any misrepresentation by the Company in any document or certificate issued or delivered in connection with the issuance and delivery of the Bonds.

         Without limiting the generality of the foregoing, the Company shall indemnify and save the Issuer harmless against and from all claims by or on behalf of any person, firm or corporation arising from the conduct or management of, or from any work or thing done on, the Leased Premises during the Lease Term, and against and from all claims arising during the Lease Term from:

              (a)   any condition of the Leased Premises caused by the Company;

              (b)   any environmental condition not caused by the Issuer;

              (c) any failure on the part of the Company in the performance of any of its obligations under this Agreement;

              (d) any contract entered into in connection with the acquisition, construction and installation of the Project;

              (e) any act of negligence of the Company or of its agents, contractors, servants, employees or licenses; and

              (f) any act of negligence of any assignee or sublessee of the Company, or of any agent, contractor, servant, employee or licensee of any assignee or sublessee of the Company.

         Nothing in the foregoing indemnity shall protect the Issuer against its own default, gross negligence or willful misconduct.

         If any action shall be brought against the Issuer in respect of which indemnity may be sought under the foregoing provisions of this Section 7.3 against the Company, the Issuer shall promptly notify the Company in writing, and the Company shall assume the defense thereof including the employment of counsel and the payment of all expenses. In any such action the Issuer shall have the right to employ separate counsel, but the reasonable fees and expenses of such counsel shall be at the expense of the Issuer unless the Company and the Issuer shall have mutually agreed to the employment of such counsel. The Company shall not be liable for any settlement of such action effected without written consent, but if settled with the written consent of the Company or if there be a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless the Issuer from and against any loss or liability by reason of such settlement or judgment.

         The provisions of this Section 7.3 shall pertain only to the transaction contemplated under this Agreement but shall in any event survive the termination of this Agreement.

         Section 7.4. TAXES, LICENSES, UTILITIES AND GOVERNMENTAL CHARGES. The Company agrees to pay promptly, as and when the same shall become due and payable, each and every lawful cost, expense and obligation of every kind and nature, foreseen or unforeseen, for the payment of which either the Issuer or the Company is or shall become liable by reason of its estate or interest in the Leased Premises or in any portion thereof, or by reason of or in any manner connected with or arising out of the possession, operation, maintenance, alteration, repair, rebuilding, use or occupancy of the Leased Premises or any part thereof. The Company also agrees to pay and discharge, promptly as and when the same shall become due and payable, all lawful real estate taxes, personal property taxes, business and occupation taxes, occupational license taxes, assessments for public improvements or benefits and all other lawful governmental taxes, impositions and charges of every kind and nature, ordinary or extraordinary, general or special, foreseen or unforeseen, whether similar or dissimilar to any of the foregoing, and all applicable interest and penalties thereon, if any, which at any time shall be or become due and payable and which shall be lawfully levied, assessed or imposed upon or with respect to, or which shall be or become liens upon, the Leased Premises or any portion thereof or any interest of the Company therein. The Company also agrees to pay or cause to be paid all lawful charges for gas, water, sewer, electricity, light, heat, power, telephone and other utility and service used, rendered or supplied to, upon or in connection with the Leased Premises. The Company agrees that the Issuer is not, nor shall it be, required to furnish free of charge to the Company or any other occupant of the Leased Premises any gas, water, sewer, electricity, light, heat, power or other facilities, equipment, labor, materials or services of any kind, except as otherwise may be required by law or except as the same shall generally be furnished without charge to other owners or users of comparable property within the Issuer's jurisdiction.

         The Company shall have the right in good faith and by appropriate proceeding to dispute or contest the validity or amount of any such tax, assessment, governmental charge or utility charge, and during the pendency of any such dispute or contest, the Company shall not be deemed to be in default under this Section 7.4 by reason of its failure to have paid the disputed or contested amount.

         Section 7.5. INSURANCE. The Company agrees, both generally and specifically with respect to the Leased Premises, that it will insure against such risks in such amounts as are customarily insured against by companies of like size similarly situated. Such insurance shall be obtained by the purchase of insurance policies (including blanket policies covering multiple risks) issued by reputable insurance companies authorized and qualified to underwrite such risks.

          Section 7.6. TAX STATUS OF BONDS. It is intended that the interest on the Bonds be exempt from Federal income taxation pursuant to Sections 103(a) and 144(a)(4) of the Internal

Revenue Code. In general, the Company agrees that it will take no action which would (and will omit no action the omission of which would) cause an Event of Taxability. Without limiting the generality of such covenant, the Company agrees:

                  (a) that its requisition from the Construction Fund will be such that at least 95% of the net proceeds of the Bonds will be used for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation;

                  (b) that the issuance costs financed by the Bonds will not exceed 2% of the aggregate face amount of the issue;

                  (c) that not more than 25% of the net proceeds of the Bonds will be used to provide a facility the primary purpose of which is one of the following: retail food and beverage services, automobile sales or service, or the provision of recreation or entertainment;

                  (d) that no portion of the proceeds of the Bonds will be used to provide the following: any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility or racetrack;

                  (e) that no portion of the proceeds of the Bonds will be used for the acquisition of any property (or an interest therein) unless either (i) the first use of such property is pursuant to such acquisition, (ii) in the case of any building (and the equipment therefor) the rehabilitation expenditures with respect to such building incurred within two years after the Bonds are issued equal or exceed 15% of the portion of the cost of acquiring such building (and equipment) financed with the net proceeds of the Bonds, or (iii) in the case of structures other than a building, the rehabilitation expenditures with respect to such structures incurred within two years after the Bonds are issued equal or exceed 100% of the portion of the cost of acquiring such structures financed with the net proceeds of the Bonds;

                  (f) that less than 25% of the net proceeds of the Bonds will be used (directly or indirectly) for the acquisition of land (or an interest therein);

                  (g) that it will permit no use of the proceeds of the Bonds which would cause the Bonds to be classified as "arbitrage bonds" within the meaning of Section 148 of the Internal Revenue Code;

                  (h) that it will duly file with the Trustee annually within 60 days of each anniversary of the date of this Agreement a list of the includable prior bonds and capital expenditures under the $10 million limit of Section 144(a)(4) of the Internal Revenue

         Code and a list of the includable prior bonds for each "test period beneficiary" under the $40 million limit of Section 144(a)(10) of the Internal Revenue Code, provided that the Company may cease providing such list commencing with the second anniversary date occurring after the expiration of the later of three years of the date of issuance of the Bonds or three years after the Project is first placed in service;

                  (i) that the $10 million limit of Section 144(a)(4) of the Internal Revenue Code and the $40 million limit of
         Section 144(a)(10) of the Internal Revenue Code will not be exceeded;

                  (j) that it shall pay any rebate amount required to be paid on behalf of the Issuer to the United States Treasury pursuant to
         Section 148(f) of the Internal Revenue Code and any proposed, temporary or final regulations promulgated thereunder and, to assure payment of such amount, that it shall pay to the Trustee any amount required to be deposited into the Rebate Account pursuant to Section 803 of the Indenture; and

                  (k) that the Project will at all times be used as a "manufacturing facility" within the meaning of Section 144(a)(12)(C) of the Internal Revenue Code for the Project Enterprise or otherwise.

         If, nevertheless, an Event of Taxability shall occur, the Company shall not be deemed to be in default under this Section 7.6 if it complies in all respects with Section 5.2 of this Agreement. Prepayment of the Rental Payments, including the premium provided for in Section 5.2, shall be the sole liability of the Company for an Event of Taxability.

         Section 7.7. Sale or Transfer of Project. The Company may sell, assign, sublease or otherwise transfer all or any part of its interest in the Leased Premises and in connection therewith may assign all or any portion of its rights and privileges under this Agreement, provided that:

                  (a) if such sale, assignment, sublease or transfer involves (in a single transaction or any series of transactions) all or substantially all of the Company's assets, the Company shall comply with Section 7.9 of this Agreement;

                  (b) if such transaction involves the sale, assignment, sublease or transfer of all or substantially all of the Project, the purchaser, sublessee, transferee or assignee, as the case may be, shall have assumed in writing all obligations of the Company contained in
         Section 7.6 hereof;

                  (c) no such sale, transfer or assignment shall relieve the Company from primary liability for the performance of its obligations hereunder and under the Bond Guaranty Agreement unless the requirements set forth in Section 7.9 (a) through (d) of this Agreement are met with respect to the purchaser, lessee, transferee or assignee, in which event the Company shall be released of all further obligation hereunder and such purchaser, transferee or assignee shall become the "Company" for purposes hereof, of the Bond Guaranty Agreement and of the Indenture;

                  (d) the Company shall have delivered to the Trustee and the Issuer an opinion of Bond Counsel to the effect that such transaction will not violate the Act, adversely affect the legality of the Bonds or result in an Event of Taxability; and

                  (e) the Company shall have complied with the applicable provisions of the Credit Facility Reimbursement Agreement and the related collateral documents.

         Section 7.8. Maintenance of Corporate Existence. The Company agrees that, except as otherwise permitted in Section 7.9 of this Agreement, it will maintain its existence and will neither dissolve nor institute any proceedings for dissolution.

         Section 7.9. Transfers of Assets. The Company agrees that it will not (in a single transaction or any series of transactions) dissolve or otherwise dispose of all or substantially all its assets, and will not consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it; provided, however, that the Company may, without violating the foregoing, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge into it, or transfer all or substantially all its assets to another entity (and thereafter be released of all further obligation hereunder and dissolve or not dissolve as it may elect) if:

                  (a) the resulting, surviving or transferee entity, as the case may be, is a corporation, limited liability company, partnership or other recognized legal entity organized and duly existing in good standing under the laws of one of the States of the United States of America;

                  (b) such resulting, surviving or transferee entity has obtained the prior written consent of the Credit Facility Provider (or, if there is no Credit Facility then in effect or the Credit Facility Provider is in default of its obligations thereunder, the Requisite Consent of Bondowners) to such transaction;

                  (c) such resulting, surviving or transferee entity expressly assumes in writing (delivered to the Issuer and the Trustee) all of the obligations of the Company contained in this Agreement, the Bond Guaranty Agreement and the Continuing Disclosure Agreement (after which it shall be the "Company" for purposes hereof and thereof); and

                  (d) the Company shall have delivered to the Trustee and the Issuer an opinion of Bond Counsel to the effect that such transaction will not adversely affect the legality of the Bonds or result in an Event of Taxability.

         Section 7.10. No Warranty of Condition or Suitability by Issuer. The Issuer makes no warranty, either express or implied, as to the condition of the Leased Premises or that they will be suitable for the Company's purposes or needs. The Company releases the Issuer from, agrees that the Issuer shall not be liable for and agrees to hold the Issuer harmless against, any loss or damage to property or any injury to or death of any person that may be occasioned by any act or omission of the Company relating to the Leased Premises or the use thereof. The provisions of this Section shall pertain only to the transaction contemplated under this Agreement but shall in any event survive any termination of this Agreement.

         Section 7.11. Inspection of the Leased Premises. The Company agrees that Trustee and the Issuer and their duly authorized agents shall have the right at all reasonable times during business hours, with seven days' prior written notice to the Company, to enter upon the Land and to examine and inspect the Leased Premises without interference or prejudice to the Company's operations. The Company further agrees that the Issuer and its duly authorized agents who are acceptable to the Company shall have such rights of access to the Leased Premises as may be reasonably necessary to cause to be completed the acquisition, construction and installation provided for in Section 3.1 hereof.

         Section 7.12. Granting of Easements. If no event of default shall have happened and be continuing, the Company may at any time or times grant easements, licenses, rights of way (including the dedication of public highways) and other rights or privileges in the nature of easements with respect to any property included in the Leased Premises, or the Company may release existing easements, licenses, rights of way and other rights or privileges with or without consideration and the Issuer agrees that it shall execute and deliver and will cause and direct Trustee to execute and deliver any instrument necessary or appropriate to confirm and grant or release any such easement, license, right of way or other right or privilege upon receipt by the Issuer of:
(a) a copy of the instrument of grant or release; (b) a written application signed by an authorized officer of the Company requesting such instrument; and
(c) a Company's Certificate stating (i) that such grant or release is not detrimental to the proper conduct of the business of the Company, and (ii) no default exists under this Agreement.

         Section 7.13. Company To Hold Issuer and Trustee Harmless. The Company shall at all times keep and hold the Issuer harmless from any and all claims and demands, losses and expenses arising out of, or connected with, the Company's operations at the Project, or as a result of anything claimed to be done or omitted to be done by the Company, provided the Issuer shall in each instance give the Company prompt written notice of any such claim or demand, and the Issuer shall cooperate with the Company in the investigation of such claim.

         In the event of any claims, demand or action arising out of an occurrence covered by such indemnification of which the Issuer has knowledge, the Issuer agrees to give the Company prompt notice, in writing, and to cooperate with the Company in the investigation thereof.

         The Company agrees to indemnify each of the Trustee or any predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claims, expense or liability arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, expense or liability or expense is due to its own negligence or bad faith.

         Section 7.14. Mortgage or Security Interest in Leased Premises. Notwithstanding any other provision of this Agreement, the Company may grant such mortgages, deeds of trust or security interests on its interests in the Leased Premises as in the determination of the Company are necessary or convenient to its operation of the Leased Premises.

                                  ARTICLE VIII

                             DAMAGE; EMINENT DOMAIN

         Section 8.1. Damage. If prior to the full payment of the Bonds (or provision for payment thereof having been made to the satisfaction of the Trustee in accordance with the provisions of the Indenture) the Project shall be damaged by fire, flood, windstorm or other casualty to such extent that the Company has the option of prepaying the Rental Payments pursuant to
Section 5.1(a) of this Agreement, the Company shall either (a) prepay the entire outstanding balance of the Rental Payments in accordance with Section 5.1 of this Agreement or (b) repair, replace or restore the damaged property to such condition as in the judgment of the Company will restore the capacity of the Project to conduct the Project Enterprise to a level at least equal to the lesser of (i) the capacity of the Project to conduct the Project Enterprise as it existed immediately prior to such damage or (ii) the designed capacity of the Project to conduct the Project Enterprise on the date hereof.

         Section 8.2. Eminent Domain. If prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) the Project shall be taken by eminent domain, in whole or in part, to such extent that the Company has the option of prepaying the Rental Payments pursuant to Section 5.1(b) of this Agreement, the Company shall either
(a) prepay the entire outstanding balance of the Rental Payments in accordance with Section 5.1 of this Agreement, or (b) acquire such new property in the County of Dodge, Nebraska, as in the judgment of the Company will be necessary to restore the capacity of the Project to conduct the Project Enterprise to a level at least equal to the lesser of (i) the capacity of the Project to conduct the Project Enterprise as it existed immediately prior to such taking, or
(ii) the designed capacity of the Project to conduct the Project Enterprise on the date hereof.

                                   ARTICLE IX

                  ASSIGNMENT, SUBLEASING, PLEDGING AND SELLING;
                    REDEMPTION; RENT PREPAYMENT AND ABATEMENT

         Section 9.1. Assignment. It is understood and agreed that this Agreement (and the Rental Payments hereunder) will be assigned and pledged to Trustee as security for the payment of the principal of and interest on the Bonds, but otherwise the Issuer shall not, without the prior written consent of the Company, assign, encumber, sell or dispose of all or any part of its right, title and interest in and to the Leased Premises and this Agreement, except to the Company in accordance with the provisions of this Agreement and to Trustee under the Indenture without the prior written consent of the Company.

         Section 9.2. Redemption of Bonds. The Issuer, at the request at any time of the Company, shall forthwith take all steps that may be necessary under the applicable redemption provisions of the Indenture to effect redemption of all or part of the then Outstanding Bonds, as may be specified by the Company, on the earliest redemption date on which such redemption may be made under such applicable provisions or upon the date set for the redemption by the Company.

         Section 9.3. Prepayment of Rents. To permit the redemption of Bonds pursuant to the exercise of any options of the Company hereunder, and solely for that purpose, there is expressly reserved to the Company the right, and the Company is authorized and permitted, to prepay the Rental Payments as provided in Article V hereof, and the Issuer agrees that Trustee may accept such prepayment of rents when the same are tendered by the Company. All rents so prepaid shall be credited on the Rental Payments and shall be used for the redemption of the Bonds in accordance with the Indenture.

         Section 9.4. Reference to Bonds Ineffective After Bonds Paid. Upon payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and all fees and charges of the Trustee and any Alternate Paying Agent, all references in this Agreement to the Bonds, and the Trustee shall be ineffective and neither the Trustee nor the Bondowners shall thereafter have any rights hereunder, saving and excepting those that shall have theretofore vested.

                                    ARTICLE X

                           RELEASE OF LEASED PREMISES

         Section 10.1. Option To Acquire Legal Title Upon Full Payment of the Bonds. The Company shall have and is hereby granted an option to purchase and acquire legal title to and the Issuer agrees to sell the Equipment and release all its interest in the Building Improvement in full at or at any time after the expiration or sooner termination of the Lease Term following full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture), for a price of $10.00. At the closing of the foregoing purchase, the Issuer will deliver to the Company documents conveying to the Company good and marketable title to the Equipment being acquired, as such property then exists, or to release the Issuer's interest in the Building Improvement under the Building Improvement Lease subject to the following: (i) those liens and encumbrances, if any, to which title to said property was subject when conveyed to the Issuer; (ii) those liens and encumbrances created by the Company or to the creation or suffering of which the Company consented; (iii) those liens and encumbrances resulting from the failure of the Company to perform or observe any of the agreements on its part contained in this Agreement; (iv) Permitted Encumbrances other than the Building Improvement Lease and this Agreement; and (v) the rights and title of any condemning authority with respect to Section 5.1 hereof.

         Section 10.2. Partial Releases. To the extent that the Company is entitled to cause the release of any portion of the Equipment or Building Improvement pursuant to the terms of this Agreement, the Company, in addition to complying with the other applicable provisions of this Agreement, shall cause to be prepared, as necessary, a release deed or bill of sale, with respect to such portion of the Equipment or Building Improvement to be released or acquired by the Company. The Company shall provide appropriate descriptions of the property to be conveyed. Thereafter, the Issuer shall as necessary date, execute and deliver to the Company the release, the deed(s) or bills of sale, as the case may be.

                                   ARTICLE XI

                           THE TRUSTEE AND TRUST FUNDS

         Section 11.1. Payment of Trustee's Fees. The Company agrees that it will pay the Trustee its customary fees for acting as Trustee under the Indenture and that it will reimburse the Trustee for its ordinary and necessary expenses incurred in carrying out the terms of the Indenture. Such fees and reimbursements of expenses shall be paid upon receipt of periodic invoices therefor.

         In the event the Trustee is required by the terms of the Indenture or otherwise deems it necessary or advisable in fulfillment of its fiduciary responsibilities thereunder to take actions beyond those which are routinely performed by corporate trustees under similar indentures, the Company also agrees that it will pay the Trustee its reasonable fees for its services in such regard (including but not limited to legal fees and costs) and that it will reimburse the Trustee for ordinary and necessary expenses incurred in connection therewith. Such fees and reimbursements of expenses shall be paid upon receipt of invoices therefor; provided, however, that the Company may dispute (in good faith and by appropriate proceeding) the reasonableness of any such charges and during the pendency of any such dispute the Company shall not be deemed in default of the foregoing covenant by reason of its failure to have paid the portion of such charges so disputed.

         Section 11.2. Duty To Provide Data. The Company agrees to furnish to the Trustee, promptly upon receipt of a written request therefor, any documents, information or data reasonably necessary to enable the Trustee to carry out its duties and responsibilities under the Indenture or to verify the truth and accuracy of any representation or statement made on behalf of the Company herein, in any Company's Certificate or in any Requisition.

         Section 11.3. Investment of Trust Funds; Arbitrage. The Company shall have the exclusive right to direct the investment and reinvestment of Trust Fund moneys, subject, however, to the following limitations and conditions:

                  (a) The investment of the Cost of Issuance Fund, the Construction Fund and Surplus Construction Fund shall be in accordance with directions from the Company, such directions to be made in a Company's Certificate or in a writing signed by the Company's Representative and shall be consistent with the remaining provisions of this Section 11.3.

                  (b) The particular investments shall be Qualified Investments, and, in the case of the investment of moneys in the Bond Fund, shall be Government Obligations.

                  (c) No investment shall have a maturity later than the estimated time when the funds so invested will be needed for the purposes of the Trust Fund of which they are a part.

                  (d) In the event of any actual loss realized from any such investment, the Company shall promptly pay the amount of such loss to the Trustee for deposit into the applicable Trust Fund.

                  (e) The Trustee shall sell or otherwise reduce to cash any investment in the Bond Fund or the Redemption Fund if such action is necessary to pay the principal of, premium, if any, or interest on a Bond when due.

                  (f) Investment of the Surplus Construction Fund shall comply with Section 604 of the Indenture.

                  (g) No investment or other use will be made of the proceeds of the Bonds which would cause any Bond to be classified as an "arbitrage bond" within the meaning of Section 148 of the Internal Revenue Code or any proposed, temporary or final regulations issued thereunder.

                  (h) In the event the Issuer or the Company is of the opinion (supported by an opinion of Bond Counsel) that it is necessary or advisable to restrict or limit the yield on the investment of any moneys held in any Trust Fund in order to avoid the Bonds being considered "arbitrage bonds" within the meaning aforesaid, the Issuer may (and shall if so requested by the Company) issue to the Trustee a written certificate (copied to the

         Credit Facility Provider) to such effect together with appropriate written instructions, in which event the Trustee shall take such action as is necessary so to restrict or limit the yield on such investment in accordance with such certificate and instructions, irrespective of whether the Trustee shares such opinion.


         Section 11.4. Bond Fund and Redemption Fund. Except as expressly provided in the Indenture, moneys in the Bond Fund and Redemption Fund shall be used in accordance with the Indenture solely for the payment of the principal of, premium, if any, and interest on the Bonds as the same become due at maturity, upon redemption prior to maturity, or upon acceleration of maturity.


         Section 11.5. Surplus Construction Fund. Moneys in the Surplus Construction Fund shall be applied to such one or more of the authorized purposes specified in the Indenture.

         Section 11.6. Excess Trust Fund Moneys. Following full and final payment of the Bonds (or provision therefor having been made to the satisfaction of the Trustee in accordance with the Indenture) and any fees, costs and expenses due to the Trustee, the Remarketing Agent and any paying agents under the Indenture, any excess moneys remaining in the Trust Funds shall be paid promptly to the Credit Facility Provider to the extent of any amounts due it pursuant to the Credit Facility Reimbursement Agreement, and thereafter to the Company.

                                   ARTICLE XII

                               DEFAULT PROVISIONS

         Section 12.1. Defaults; Events of Default. If any one or more of the following events occur, it is hereby defined as and declared to be and to constitute an "Event of Default" under and for purposes of this Agreement:

                  (a) Default in the due and punctual payment of any installment of Rental Payments;

                  (b) Default in the performance or observance of any other of the covenants, agreements or conditions on the part of the Company in this Agreement contained and the continuance thereof for a period of 30 days after receipt by the Company of written notice (from the Issuer, the Trustee or the Owners of at least 10% in aggregate principal amount of the Bonds at the time Outstanding) specifying such default and requesting that it be cured; provided, however, that if the default is capable of being cured, but not within such 30 day period, such default shall not become an Event of Default if the Company institutes reasonable corrective action within such period and pursues such action diligently until such default is cured;

                  (c) The Company shall: (i) become insolvent; or (ii) be unable, or admit in writing its inability, to pay its debts as they mature; or (iii) make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its property; or (iv) have a court order relief against it under the United States Bankruptcy Code; or (v) file a petition with respect to itself as debtor under Chapter 7 or 11 of the United States Bankruptcy Code; or (vi) have a petition under Chapter 7 or 11 of the United States Bankruptcy Code filed against it as debtor and fail to have such petition vacated or discharged within 60 days following the filing thereof; or (vii) file an answer to a creditor's petition, admitting the material allegations thereof, for liquidation, reorganization or to effect a plan or other arrangement with creditors; or (viii) apply to a court for the appointment of a receiver for any of its assets; or (ix) have a receiver appointed for any of its assets (with or without the consent of the Company) and such receiver shall not be discharged within 60 days after its appointment; or

                  (d) An "event of default" (as defined therein) shall have occurred under the Indenture.

         Section 12.2. Acceleration. If an Event of Default shall occur, the Trustee may with the written consent of the Credit Facility Provider, and shall upon the written request of the Credit Facility Provider or if the Bonds have been accelerated pursuant to Section 1002 of the Indenture, by written notice to the Company and the Credit Facility Provider, declare the entire outstanding principal balance of the Rental Payments to be immediately due and payable.

         Section 12.3. Remedies. If an Event of Default shall occur, the Issuer or the Trustee may, with the written consent of the Credit Facility Provider, pursue any available remedy at law or in equity to realize the payment of Rental Payments.

         Section 12.4. Disposition of Amounts Collected. Any amounts collected pursuant to action taken under this Article XII shall be paid to the Trustee and applied in accordance with the provisions of Section 1006 of the Indenture or, if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture), shall be paid to the Credit Facility Provider to the extent of any amount due under the Credit Facility Reimbursement Agreement, and otherwise to the Company.

         Section 12.5. Payment of Costs and Expenses. If the Company defaults under any provisions of this Agreement and the Issuer or the Trustee, or both, employ attorneys or incur other expenses for the collection of payments due or for the enforcement of performance or observance of any other obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the Issuer or the Trustee, as the case may be, the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Issuer or the Trustee.

         Section 12.6. Limitation on Waivers. If any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive the same, any other or any future breach hereunder on any other occasion. No remedy herein conferred upon or reserved to the Issuer or Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by virtue of other contracts. No delay or omission to exercise any right or power occurring upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. To entitle the Issuer or the Trustee to exercise any remedy reserved or available to it, it shall not be necessary to give any notice other than such notice as may be herein expressly required.

         Section 12.7. Performance by Third Parties. The Issuer agrees that, with the written consent of the Company, third parties may perform any and all acts or take such action as may be necessary for and on behalf of the Company to prevent or correct any Event of Default hereunder, and the Issuer agrees that the Trustee shall take or accept such performance as performance by the Company in such event. The acceptance by the Issuer or the Trustee of any such performance by third parties shall not in any way diminish or absolve the Company of primary liability hereunder.

         Section 12.8. Performance for Issuer Under Indenture. The Issuer agrees that the Company and the Credit Facility Provider or either of them may, but shall not be obligated to, perform any such acts and do all such things in the place and stead of the Issuer as the Company or the Credit Facility Provider, as the case may be, shall deem necessary to prevent or correct any default or "event of default" caused or about to be caused by the Issuer under the Indenture.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         Section 13.1. Amendments. This Agreement shall not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee, the Company, the Issuer and the Credit Facility Provider, and no modification, alteration or amendment to this Agreement shall be binding upon either party hereto until such modification, alteration or amendment is reduced to writing and executed by both parties hereto.

         Section 13.2. Successors. Except as limited or conditioned by the express provisions hereof, the provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

         Section 13.3. Governing Law. The laws of the State of Nebraska shall govern this Agreement.

         Section 13.4. Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any of the provisions of this Agreement.

         Section 13.5. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were on the same instrument.

         Section 13.6. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when hand delivered or when mailed by certified or registered mail, postage prepaid, or by prepaid telegram addressed as follows: (a) if to the Issuer, at the Issuer's Address, and (b) if to the Company, at the Company's Address.

         A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the Company shall also be concurrently given to the Trustee at the Trustee's Address, to the Credit Facility Provider at the Credit Facility Provider's Address, and to the Remarketing Agent at the Remarketing Agent's Address.

         Section 13.7. Severability. If any provisions of this Agreement shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstance shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever. The invalidity of any one or more phrases, sentences, clauses or Sections in this Agreement contained, shall not affect the remaining portions of this Agreement, or any part thereof.

         Section 13.8. Limited Liability of Issuer. Any obligations of the Issuer created by, arising out of, or entered into in contemplation of this Agreement, including the Bonds, shall not impose a debt or pecuniary liability upon the Issuer, the State of Nebraska or any political subdivision thereof or constitute a charge upon the general credit or taxing powers of any of the foregoing including, but not limited to (a) liability for failure to investigate or negligence in the investigation of the financial position or prospects of the Company, a user of the Project or any other person or for failure to consider, or negligence concerning, the adequacy of terms of, or collateral security for, the Bonds or any related agreement to protect interests of holders of the Bonds; and (b) any liability in connection with the issuance or sale of the Bonds. Any such obligation shall be payable solely out of the revenues and any other moneys derived hereunder and under the Indenture, except, as provided in the Indenture and in this Agreement, to the extent it shall be paid out of moneys attributable to the proceeds of the Bonds or the income from the temporary investment thereof. In addition, this Agreement shall not give rise to any personal liability of any member of the Issuer's Governing Body or of any officers, agents, employees or officials of the Issuer on the Bonds or for any act or omission related to the authorization or issuance of the Bonds.


               [Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the Issuer has caused this Agreement to be executed in its name and behalf, and the Company has executed this Agreement all as of the Dated Date.

[SEAL]                                    COUNTY OF DODGE, NEBRASKA

Attest:
                                          By /s/ Dean T. Lux
                                            ----------------------------------
                                            Chairman, Board of Supervisors
/s/ Fred Whytty
-----------------------------
County Clerk
                                          THE OILGEAR COMPANY


                                          By /s/ T.J. Price
                                            ----------------------------------
                                            Vice President-Finance

                                 ACKNOWLEDGMENT


STATE OF NEBRASKA                   )
                                    ) ss.
COUNTY OF DODGE                     )

         On this 22nd day of October, 1997 before me, a Notary Public duly commissioned, qualified and acting, within and for the County and State aforesaid, appeared in person the within named Dean T. Lux and Fred Mytty, Chairman of the Board of Supervisors and County Clerk, respectively, of the County of Dodge, Nebraska, a political subdivision of the State of Nebraska, to me personally known, who stated that they were duly authorized in their capacities to execute the foregoing instrument for and in the name of the County of Dodge, Nebraska, and further stated and acknowledged that they had signed, executed and delivered the foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal on the date and year first written above.



                                                /s/ Nancy L. Bohlen
                                                ------------------------------
                                                Notary Public


My commission expires:


September 21, 2001
----------------------------------
[SEAL]

                                 ACKNOWLEDGMENT


STATE OF WISCONSIN                  )
                                    ) ss.
COUNTY OF MILWAUKEE                 )

         On this 29th day of October, 1997, before me, a Notary Public duly commissioned, qualified and acting within and for the County and State aforesaid, appeared in person the within named Thomas J. Price, Vice President, Finance, of The Oilgear Company, a Wisconsin corporation, to me personally known, who stated that they were duly authorized in his capacity to execute the foregoing instrument for and in the name and behalf of The Oilgear Company, and further stated and acknowledged that he had so signed, executed and delivered the foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal on the date and year first written above.


                                              /s/ Ann M. Murphy
                                              ----------------------
                                              Ann M. Murphy
                                              Notary Public, State of Wisconsin
                                              My commission is permanent.
                                              [SEAL]